Exhibit 99.1

Quantum Reports Fiscal Second Quarter 2025 Financial Results

SAN JOSE, Calif. — November 13, 2024 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), a leader in solutions for AI and unstructured data, announced today financial results for its fiscal second quarter 2025 ended September 30, 2024.

Fiscal Second Quarter 2025 Financial Summary

•Revenue was $70.5 million
•GAAP gross profit was $29.3 million, or 41.5% of revenue
•GAAP net loss was $13.5 million, or ($2.82) per share
•Subscription ARR was up 28% year-over-year at $19.6 million
•Adjusted non-GAAP net loss was $8.7 million, or ($1.82) per share
•Adjusted EBITDA was approximately breakeven

“Sales bookings and customer win rates for the quarter were consistent with our overall business expectations as we continued to transform the company,” stated Jamie Lerner, Chairman and CEO of Quantum. “However, operational headwinds with the supply chain continued this quarter, resulting in exiting the quarter with higher than anticipated backlog. Evidence of our transformation can be seen in the progress of gross margin improving 490 basis points sequentially to above 41%, as well as non-GAAP operating expenses being reduced by more than 8% year-over-year. These actions contributed to our achievement of breakeven adjusted EBITDA for the quarter.

“Our business strategy remains focused on high-priority growth initiatives, particularly around Myriad and ActiveScale as we are seeing demonstrated proof points of our ability to significantly expand within our target verticals. In FQ2'25, we achieved significant pipeline growth for Myriad and ActiveScale. An existing Quantum customer who was looking for a comprehensive solution with high-speed primary storage and a secure, cost-efficient, long-term storage solution purchased our Myriad and ActiveScale Cold Storage products, as a Quantum Go subscription. Additionally, as we maintain a strong base with our data protection offerings, Quantum’s recently launched DXi T-Series is the only solution in the market offering robust cyber-resilient features in a 1U, all-flash data protection appliance. We’ve had multiple strategic wins against the competition based on the DXi T-Series fast recovery times in the face of a cyberattack due to its leading data reduction and recovery rates. This is a testament to our continued investment in innovation and our laser focus on allowing our customers to recognize the value in their data.

“While our efforts are still short of the intended results, we are seeing positive proof points through our new product introductions, including Myriad traction, combined with driving a more operationally efficient business.”

Fiscal Second Quarter 2025 vs. Prior Year Quarter

Revenue for the fiscal second quarter of 2025 was $70.5 million, compared to $75.7 million in the fiscal second quarter of 2024, largely reflecting lower revenue contribution from primary storage. GAAP gross profit in the second quarter of 2025 was $29.3 million, or 41.5% of revenue, compared to $32.7 million, or 43.3% of revenue, in the prior fiscal year quarter.

Total GAAP operating expenses in the fiscal second quarter of 2025 were $36.2 million, or 51.4% of revenue, compared to $36.4 million, or 48.1% of revenue, in the fiscal second quarter of 2024. Selling, general and administrative expenses were $27.6 million, compared to $25.9 million in the prior fiscal year primarily driven by increased non-recurring new ERP systems spend along with accounting and tax work. Research and development expenses in the fiscal second quarter of 2025 were $8.3 million, compared to $9.2 million in the prior fiscal year quarter. Non-GAAP operating expenses in the second quarter of 2025 were $30.4 million, compared to $33.3 million in the fiscal second quarter of 2024.

GAAP net loss in the second quarter of fiscal 2025 was $13.5 million, or ($2.82) per share, which included a loss on debt extinguishment of $2.3 million and negative $1.2 million non-cash intercompany foreign currency adjustment, and compared to a GAAP net loss of $3.3 million, or ($0.70) per share in the prior fiscal year quarter. Excluding the income statement impact of the warrants, stock compensation, restructuring charges, and other non-recurring costs, non-GAAP adjusted net loss in the quarter was $8.7 million, or ($1.82) per share, compared to an adjusted net loss of $4.4 million, or ($0.93) per share in the fiscal second quarter of 2024.

Adjusted EBITDA in fiscal second quarter 2025 was essentially breakeven at ($0.3) million, compared to $1.7 million in the second quarter of fiscal year 2024 and a $3.0 million improvement sequentially.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of September 30, 2024)

•Cash, cash equivalents and restricted cash were $17.0 million, compared to $25.8 million as of September 30, 2023.
•Total interest expense for the second quarter was $6.1 million, compared to $3.9 million for the same period a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $104.7 million, compared to $87.9 million as of September 30, 2023. Outstanding borrowings on revolving credit facility was $28.3 million, compared to $21.5 million as of September 30, 2023.

Guidance

For the fiscal third quarter of 2025, the Company expects the following guidance:
•Revenues of $72.0 million, plus or minus $2.0 million
•Non-GAAP adjusted basic net loss per share of ($0.75), plus or minus $0.05
•Adjusted EBITDA of approximately $2.0 million

This assumes an effective annual tax rate of negative 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 4.8 million in the fiscal third quarter of 2025.

Conference Call and Webcast

Management will host a live conference call today, November 13, 2024, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13749710. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through November 20, 2024. To access the replay dial 1-877-660-6853 and enter the conference ID 13749710 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The results reported in this press release are preliminary and unaudited, and are subject to change. As the Company completes its financial close process and finalizes its financial statements for the fiscal 2025 second quarter, and as its independent auditors complete their review of the Company’s financial statements for the fiscal 2025 second quarter, it is possible the Company may identify items that require adjustments to the preliminary financial information set forth in this earnings report, and those changes could be material. The Company does not intend to update such financial information prior to the filing of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the fiscal 2025 second quarter, except as otherwise required by law.

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the third fiscal quarter of 2025; improving traction on securing new deals for Myriad and ActiveScale products; the anticipated benefits of our restructured financing and our restructuring plans; and our focus and our strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; the possibility that the Nasdaq may delist our common stock; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the Securities and Exchange Committee on June 28, 2024, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2024	March 31, 2024
Assets

Current assets:
Cash and cash equivalents	$16,719	$25,692
Restricted cash	241	168
Accounts receivable, net of allowance for credit losses of $99 and $22, respectively	51,073	67,788
Manufacturing inventories	18,965	17,753
Service parts inventories	9,028	9,783
Prepaid expenses	3,632	2,186
Other current assets	9,195	8,414
Total current assets	108,853	131,784
Property and equipment, net	11,334	12,028
Goodwill	12,969	12,969
Intangible assets, net	742	1,669
Right-of-use assets, net	9,164	9,425
Other long-term assets	20,084	19,740
Total assets	$163,146	$187,615
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$30,789	$26,087
Accrued compensation	13,864	18,214
Deferred revenue, current portion	69,369	78,511
Term debt, current portion	1,579	82,496
Revolving credit facility	—	26,604
Warrant liabilities	2,499	4,046
Other accrued liabilities	16,501	13,986
Total current liabilities	134,601	249,944
Deferred revenue, net of current portion	37,164	38,176
Revolving credit facility	28,300	—
Term debt, net of current portion	94,746	—
Operating lease liabilities	9,366	9,621
Other long-term liabilities	12,372	11,372
Total liabilities	316,549	309,113

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 4,793 and 4,793 shares issued and outstanding	49	49
Additional paid-in capital	709,667	708,026
Accumulated deficit	(861,727)	(827,380)
Accumulated other comprehensive loss	(1,392)	(2,193)
Total stockholders’ deficit	(153,403)	(121,498)
Total liabilities and stockholders’ deficit	$163,146	$187,615

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product	$36,785	$42,947	$77,779	$101,522
Service and subscription	31,321	30,505	58,768	61,458
Royalty	2,363	2,228	5,265	5,194
Total revenue	70,469	75,680	141,812	168,174
Cost of revenue:
Product	29,774	30,719	62,330	75,170
Service and subscription	11,427	12,225	24,080	24,628
Total cost of revenue	41,201	42,944	86,410	99,798
Gross profit	29,268	32,736	55,402	68,376
Operating expenses:
Sales and marketing	13,578	15,717	26,872	31,557
General and administrative	13,977	10,241	35,043	22,940
Research and development	8,264	9,152	16,572	20,065
Restructuring charges	383	1,338	1,574	2,667
Total operating expenses	36,202	36,448	80,061	77,229
Loss from operations	(6,934)	(3,712)	(24,659)	(8,853)
Other income (expense), net	(1,334)	367	(1,375)	(630)
Interest expense	(6,131)	(3,855)	(9,921)	(7,055)
Change in fair value of warrant liabilities	3,550	4,402	5,216	5,128
Loss on debt extinguishment	(2,308)	—	(3,003)	—
Net loss before income taxes	(13,157)	(2,798)	(33,742)	(11,410)
Income tax provision	370	533	605	1,063
Net loss	$(13,527)	$(3,331)	$(34,347)	$(12,473)

Net loss per share attributable to common stockholders - basic	$(2.82)	$(0.70)	$(7.17)	$(2.64)
Net loss per share attributable to common stockholders - diluted	$(2.82)	$(0.70)	$(7.17)	$(2.64)
Weighted average shares - basic	4,793	4,751	4,793	4,717
Weighted average shares - diluted	4,793	4,751	4,793	4,717

Net loss	$(13,527)	$(3,331)	$(34,347)	$(12,473)
Foreign currency translation adjustments, net	659	(720)	801	(471)
Total comprehensive loss	$(12,868)	$(4,051)	$(33,546)	$(12,944)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(34,347)	$(12,473)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,347	5,295
Amortization of debt issuance costs	2,081	1,234
Loss on debt extinguishment	3,003	—
Provision for product and service inventories	1,167	892
Stock-based compensation	1,641	2,831
Paid in kind interest	1,844	777
Change in fair value of warrant liabilities	(5,216)	(5,127)
Other non-cash	851	49
Changes in assets and liabilities:
Accounts receivable, net	16,638	21,109
Manufacturing inventories	(2,168)	(2,070)
Service parts inventories	543	(1,505)
Prepaid expenses	(1,446)	8
Accounts payable	5,253	(9,073)
Accrued compensation	(4,350)	(1,946)
Deferred revenue	(10,153)	(9,269)
Other current assets	(780)	115
Other non-current assets	1,280	(2,354)
Other current liabilities	2,556	(1,602)
Other non-current liabilities	1,062	1,764
Net cash used in operating activities	(17,194)	(11,345)
Investing activities
Purchases of property and equipment	(3,228)	(3,925)
Net cash used in investing activities	(3,228)	(3,925)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	24,655	14,083
Repayments of long-term debt	(13,537)	(3,247)
Borrowings of credit facility	209,852	217,084
Repayments of credit facility	(209,445)	(213,082)
Net cash provided by financing activities	11,525	14,838
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	11
Net change in cash, cash equivalents and restricted cash	(8,900)	(421)
Cash, cash equivalents, and restricted cash at beginning of period	25,860	26,175
Cash, cash equivalents, and restricted cash at end of period	$16,960	$25,754
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the statement of cash flows:
Cash and cash equivalents	$16,719	$25,574
Restricted cash, current	241	180
Cash and cash equivalents at the end of period	$16,960	$25,754
Supplemental disclosure of cash flow information
Cash paid for interest	$5,539	$6,079
Cash paid for income taxes, net	$1,304	$831
Non-cash transactions
Purchases of property and equipment included in accounts payable	$312	$689
Paid-in-kind interest	$1,844	$777

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net loss, adjusted EBITDA, non-GAAP gross profit and non-GAAP operational expenses.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments. We calculate adjusted net income (loss) per basic and diluted share using the above-referenced definition of adjusted net income (loss).

We have provided below reconciliations of adjusted EBITDA to adjusted net income (loss), non-GAAP gross profit and non-GAAP operational expenses, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted earnings or net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(13,527)	$(3,331)	$(34,347)	$(12,473)
Provision for income taxes	370	533	605	1,063
Interest expense, net	6,255	3,855	10,160	7,056
Depreciation expense	1,952	1,561	3,270	3,173
Amortization of acquisition-related intangible assets	465	982	927	2,122
Stock-based compensation expense	716	939	1,641	2,831
Fair value of warrants adjustments	(3,550)	(4,402)	(5,216)	(5,128)
Restructuring charges	1,419	1,338	2,611	2,667
Loss on debt extinguishment	2,308	—	3,003	—
Debt costs	1,227	—	1,227	—
Non-recurring project costs	2,078	219	12,728	1,853
Adjusted EBITDA	$(287)	$1,694	$(3,391)	$3,164

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(13,527)	$(3,331)	$(34,347)	$(12,473)
Amortization of acquisition-related intangible assets	465	982	927	2,122
Fair value of warrants adjustments	(3,550)	(4,402)	(5,216)	(5,128)
Stock-based compensation expense	716	939	1,641	2,831
Restructuring charges	1,419	1,338	2,611	2,667
Loss on debt extinguishment	2,308	—	3,003	—
Non-recurring interest expense	124	—	240	—
Debt costs	1,227	—	1,227	—
Non-recurring project costs	2,078	95	12,728	1,447
Adjusted net loss	$(8,740)	$(4,379)	$(17,186)	$(8,534)

Adjusted net loss per share – basic	$(1.82)	$(0.93)	$(3.59)	$(1.81)
Adjusted net loss per share - diluted	$(1.82)	$(0.93)	$(3.59)	$(1.81)
Weighted average shares – basic	4,793	4,751	4,793	4,717
Weighted average shares - diluted	4,793	4,751	4,793	4,717